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                                                                    EXHIBIT 2.02


                               AGREEMENT OF MERGER
                                       OF
                         INLAND ACQUISITION CORPORATION
                                  WITH AND INTO
                                CYBERWORKS, INC.

        This Agreement of Merger ("Agreement") is entered into as of August 27, 1998 by and between Cyberworks, Inc., a California corporation ("Cyberworks") (survivor) and Inland Acquisition Corporation, a Utah corporation ("Acquisition Corp.") (merging corporation) that is a wholly-owned subsidiary of Inland Entertainment Corporation, a Utah corporation ("Inland").

        1. Effective Date of Merger. Pursuant to the California Corporations Code and the Utah Revised Business Corporations Act, Acquisition Corp. will be merged with and into Cyberworks in a reverse triangular merger (the "Merger"), with Cyberworks to be the surviving corporation of the Merger. The Merger will be effective (the "Effective Date") on August 27, 1998, the date on which a copy of this Agreement and all required officers' certificates and other appropriate documents are filed with the Secretary of State of California.

        2. Conversion of Securities.

                (a) Conversion of Cyberworks Shares. At the Effective Date, each share of Cyberworks common stock, $1.00 par value ("Cyberworks Common"), issued and outstanding immediately prior to the Effective Date, will, by virtue of the Merger and without further action on the part of any holder thereof, be converted into the right to receive (i) 750 shares of fully paid and nonassessable shares of Inland Common Stock, $.001 par value ("Inland Common Stock"), and (ii) $500.00 cash.

                (b) Surrender and Exchange of Outstanding Cyberworks Share Certificates. Each certificate which immediately before the Effective Date evidenced shares of Cyberworks Common will, from and after the Effective Date until such certificate(s) is surrendered to Inland or its transfer agent, be deemed, for all corporate purposes, to evidence the right to receive the consideration described above; provided, however, that until such certificate is so surrendered by Richard T. Harrison (the "Shareholder"), no dividend or other distribution payable to the Shareholder after the Effective Date will be paid in respect of the shares of Inland Common Stock represented by such certificate. Upon surrender, all dividends and distributions, if any, therefore declared and accrued but unpaid in respect of such shares, will be paid. The Shareholder will be requested to surrender to Inland or its transfer agent, as soon as practicable after the Effective Date, the certificate or certificates representing all the shares of Cyberworks Common issued and outstanding immediately prior to the Effective Date. Upon such surrender, the Shareholder will be entitled to receive (i)

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        certificate(s) evidencing ownership of the shares of Inland Common Stock which are deemed to be represented by the certificate or certificates surrendered, and (ii) cash equal to the amount called for under Section 2(a). As soon as practicable following such surrender Inland, or, with respect to such certificate(s), its transfer agent, will deliver to the Shareholder such certificate(s) and the applicable amount of cash.

                (c) Conversion of Acquisition Corp. Shares. Each share of Acquisition Corp. common stock, $.001 par value ("Acquisition Corp. Common") that is issued and outstanding immediately prior to the Effective Date, by virtue of the Merger and without further action on the part of the sole shareholder of Acquisition Corp., will be converted into and become one (1) share of Cyberworks Common and the shares of Cyberworks Common into which the shares of Acquisition Corp. Common are so converted shall be the only shares of Cyberworks Common that are issued and outstanding immediately from and after the Effective Date.

        3. Plan. Inland, Acquisition Corp., Cyberworks and the Shareholder are parties to the Agreement and Plan of Reorganization dated as of August 25, 1998 (the "Plan"). The Plan and this Agreement are intended to be construed together in order to effectuate their purposes.

        4. Effects of Merger. At the Effective Date: (a) the separate existence of Acquisition Corp. will cease and Acquisition Corp. will be merged with and into Cyberworks and Cyberworks will be the surviving corporation pursuant to the terms of this Agreement; (b) the Articles of Incorporation of Cyberworks will be amended as attached hereto as Exhibit A; (c) each share of Cyberworks Common outstanding immediately prior to the Effective Date will be converted as provided in Section 2 of this Agreement; (d) each share of Acquisition Corp. Common outstanding immediately prior to the Effective Date will be converted as provided in Section 2 of this Agreement; and (e) the Merger will, at and after the Effective Date, have all of the effects provided by applicable law.

        5. Further Assignments. After the Effective Date, Cyberworks and its officers and directors may execute and deliver such deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to Acquisition Corp.'s property or rights in Cyberworks and otherwise to carry out the purposes of the Plan in the name of Acquisition Corp. or otherwise.

        6. Termination. This Agreement may be terminated and the proposed Merger abandoned at any time prior to the Effective Date, whether before or after approval of this Agreement by the Shareholder of Cyberworks, by either party hereto upon termination of the Plan or by the mutual consent of the Boards of Directors of Acquisition Corp. and Cyberworks.

        7. Assignment. Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding


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upon and inure to the benefit of the parties hereto and their respective successors, personal representatives and permitted assigns.

        8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed wholly within the State of California without regard to principles of conflict of laws.

        9. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument.




                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date and year first above written.

                                INLAND ACQUISITION CORPORATION


                                By:     /s/ L. Donald Speer, II
                                   ---------------------------------
                                        L. Donald Speer, II
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President


                                By:    /s/ Christopher Wm. Voisin
                                   ---------------------------------
                                       Christopher Wm. Voisin
                                       Secretary

                                CYBERWORKS, INC.

                                By:    /s/ Richard T. Harrison
                                   ---------------------------------
                                       Richard T. Harrison
                                       President and Secretary

                                SIGNATURE PAGE TO

                ACQUISITION CORP./CYBERWORKS AGREEMENT OF MERGER


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                                    EXHIBIT A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                CYBERWORKS, INC.

                                    ARTICLE I

                 The name of the corporation is CYBERWORKS, INC.

                                   ARTICLE II

        The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the California Corporations Code other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

        The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Unless applicable law otherwise provides, any amendment, repeal or modification of this Article III shall not adversely affect any right of any director under this Article III that existed at or prior to the time of such amendment, repeal or modification.

                                   ARTICLE IV

        The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, by agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits on such excess indemnification set forth in Section 204 of the California Corporations Code. Unless applicable law otherwise provides, any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any contract or other right to indemnification of any agent of the corporation that existed at or prior to the time of such amendment, repeal or modification.

                                    ARTICLE V

        The corporation is authorized to issue only one class of shares of stock, which shall be designated "Common Stock" and which shall have $1.00 par value. The total number of shares of Common Stock the corporation is authorized to issue is 1,000 shares.


                                      A-1
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                        CERTIFICATE OF APPROVAL OF MERGER
                                       OF
                         INLAND ACQUISITION CORPORATION
                                  WITH AND INTO
                                CYBERWORKS, INC.

        L. Donald Speer, II and Christopher Wm. Voisin hereby certify that:

        1. They are the President and Secretary, respectively, of Inland Acquisition Corporation, a Utah corporation (the "Corporation").

        2. The Agreement of Merger to which this certificate is attached (the "Agreement of Merger"), was approved by the Board of Directors of the Corporation on August 19, 1998 and by the written consent of the sole shareholder of the Corporation on August 19, 1998.

        3. The Corporation has authorized capital stock consisting of 1000 shares of Common Stock, $.001 par value. The total number of outstanding shares of the Corporation's capital stock entitled to vote on the Agreement of Merger was 1000 shares of Common Stock.

        4. The percentage vote required to approve the Agreement of Merger was the affirmative vote of at least a majority of the outstanding shares of the Corporation's capital stock.

        5. The Agreement of Merger was approved by the vote of a number of shares of the Corporation's capital stock which equaled or exceeded the vote required.

        6. No vote of the stockholders of Inland Entertainment Corporation, a Utah corporation of which the Corporation is a wholly-owned subsidiary and whose equity securities are to be issued in the merger, was required.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

                                Dated: August 27, 1998.

                                /s/ L. Donald Speer, II
                                ----------------------------
                                L. Donald Speer, II
                                President


                                /s/ Christopher Wm. Voisin
                                ----------------------------
                                Christopher Wm. Voisin
                                Secretary



               SIGNATURE PAGE TO CERTIFICATE OF APPROVAL OF MERGER


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                        CERTIFICATE OF APPROVAL OF MERGER
                                       OF
                         INLAND ACQUISITION CORPORATION
                                  WITH AND INTO
                                CYBERWORKS, INC.

        Richard T. Harrison hereby certifies that:

        1. He is the President and Secretary of CYBERWORKS, INC., a California corporation ("Cyberworks").

        2. The Agreement of Merger to which this certificate is attached was approved by the Board of Directors of Cyberworks on August 19, 1998 and by the unanimous written consent of the sole shareholder of the outstanding capital stock of Cyberworks on August 19, 1998.

        3. Cyberworks has authorized capital stock consisting of 10,000 shares of Common Stock, $1.00 par value. The total number of outstanding shares of Cyberworks' capital stock entitled to vote on the Agreement of Merger was 1,000 shares of Common Stock.

        4. The percentage vote required to approve the Agreement of Merger was the affirmative vote of at least a majority of the outstanding shares of Cyberworks' capital stock.

        5. The Agreement of Merger was approved by the vote of a number of shares of Cyberworks' capital stock which equaled or exceeded the vote required.


                     [REST OF PAGE INTENTIONALLY LEFT BLANK]


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        I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

                                Dated: August 27, 1998.



                                /s/ Richard T. Harrison
                                ----------------------------
                                Richard T. Harrison
                                President


                                /s/ Richard T. Harrison
                                ----------------------------
                                Richard T. Harrison
                                Secretary




               SIGNATURE PAGE TO CERTIFICATE OF APPROVAL OF MERGER

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